                                PROMISSORY NOTE

$10,000,000                                                   New York, New York
                                                                  April 13, 1995

                  FOR VALUE RECEIVED, CEC, Inc., a Delaware corporation (the "Debtor"), hereby promises to pay to Metallgesellschaft Corp., a Delaware corporation (the "Payee"), at 520 Madison Avenue, New York, New York 10022, or at such other place as the Payee may from time to time designate, the principal sum of Ten Million Dollars ($10,000,000) on the "Arbitration Award Date" as defined in the Payoff Agreement referred to below. On the Arbitration Award Date, Debtor shall pay interest at said office or place from the date hereof on the unpaid principal balance hereof at a rate of 8.0% per annum.

                  This Note is issued pursuant to, and is subject to, that certain Payoff, Loan and Pledge Agreement (the "Payoff Agreement") dated April 13, 1995 among the Debtor, the Payee, Castle Energy Corporation, Powerine Oil Company, MG Trade Finance Corp. and MG Refining and Marketing, Inc. Capitalized terms used in this Note without definition shall have the meanings given to them in the Payoff Agreement.

                  On the Arbitration Award Date all amounts owing under this Note are immediately and automatically due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable in full, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Debtor.

                  The Debtor may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Debtor shall pay accrued interest on the principal so prepaid to the date of such prepayment.

                  As collateral security for the payment, performance and observance of the principal and interest accrued under this Note, Debtor has endorsed, pledged and delivered to Payee and granted to Payee a security interest in the that certain Promissory Note, dated October 14, 1994, executed by Metallgesellschaft Corp. in the amount of $10,000,000 in favor of Castle Energy Corporation and assigned pursuant to an Assignment Agreement, dated as of October 14, 1994, to Debtor (the "Existing MG Note"). THE PAYEE'S ONLY RECOURSE ON THIS NOTE IS THROUGH EXERCISE OF SETOFF RIGHTS WITH RESPECT TO THE EXISTING MG NOTE, AS MORE FULLY DESCRIBED IN THE PAYOFF AGREEMENT, AND AGAINST THE PLEDGED COLLATERAL. ALL OTHER OBLIGATIONS OF DEBTOR ARE NON-RECOURSE TO THE ASSETS OF DEBTOR.

                  On the Arbitration Award Date, the Debtor shall immediately and automatically, with no further action or notice, be deemed to have setoff against any amounts due and owing hereunder the full amount of the Powerine Award Amount, if any, which shall be deemed to be satisfaction in full of the obligation of MGRM or MG Corp. to pay the Powerine Award Amount. Following the effectuation of such setoff by the Debtor, any amounts remaining due and payable hereunder shall be deemed to be setoff by the Payee immediately and automatically, with no further action or notice, on the Arbitration Award
Date against any amounts owing, if any, to the Debtor by the Payee under the Existing MG Note.

                  This Note may not be transferred, assigned or pledged in any manner by the Debtor. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

                  This Note and the rights and duties of the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to principles of conflicts or choice of law.

                  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO THIS NOTE SHALL BE INSTITUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE, OR (IF IT HAS JURISDICTION) THE UNITED STATES DISTRICT COURT SITTING FOR THE DISTRICT OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, THE DEBTOR HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE PERSONAL JURISDICTION OF EACH SUCH COURT. IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES (I) ANY OBJECTION TO THE PROPRIETY OF JURISDICTION, SERVICE OF PROCESS OR VENUE IN ANY OF SUCH COURTS, (II) ANY RIGHT TO A JURY TRIAL, AND (III) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY OF SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

DEBTOR:                             CEC, INC.


                                    By: /s/ Joseph L. Castle II
                                        ----------------------------------
                                    Name: Joseph L. Castle II
                                    Title: Chairman and Chief Executive Officer

AGREED AS TO SETOFF PROVISIONS
SET FORTH IN THE SIXTH PARAGRAPH
HEREOF:

MG REFINING AND MARKETING, INC.


By: /s/ Thomas A. McKeever
----------------------------

METALLGESELLSCHAFT CORP.


By: /s/ Arthur G. Taylor
-----------------------------



POWERINE OIL COMPANY


By: /s/ Henry Del Castillo